UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2018

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza North, Suite 270, Fort Lee NJ	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2018, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) affirmed the decision of the Nasdaq Hearings Panel (the “Panel”) to effect a trading suspension of Immune Pharmaceuticals, Inc. (the “Company”) common shares and to delist the Company’s securities from the The Nasdaq Capital Market (“NASDAQ”). As previously disclosed, on June 4, 2018, the Company received written notice from The Nasdaq Stock Market LLC (“Nasdaq LLC”) of the determination by the Panel to effect a trading suspension of the Company’s common shares and to delist the Company’s securities based upon the Company’s continued non-compliance with the minimum $1.00 bid price requirement for continued listing on NASDAQ, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”). While the trading suspension was effective as of July 26, 2018, the Company had appealed the Panel’s determination to the Listing Council.

Nasdaq LLC will ultimately file a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission (the “SEC”), removing the Company’s securities from listing and registration on NASDAQ. The filing of the Form 25 Notification of Delisting had been stayed pending the Company’s appeal of the Panel’s decision.

The Company’s shares will continue trading on the OTCQB Market ("OTCQB”) under the symbol “IMNP” even after the Form 25 Notice of Delisting has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

	By:	/s/ Tony Fiorino
	Name:	Tony Fiorino, M.D. Ph.D.
	Title:	Interim Chairman, President and Interim Chief Executive Officer

Date: October 22, 2018